UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2019

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

B900, Babraham Research Campus
Cambridge CB22 3AT
United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2019, the Board of Directors (the “Board”) of Bicycle Therapeutics plc (the “Company”), upon the recommendation of the Nominating & Corporate Governance Committee of the Board, voted to elect Veronica Jordan to the Board, effective immediately. Dr. Jordan will serve as a Class I director whose term will expire at the Company’s 2020 annual general meeting of shareholders.  Dr. Jordan will also serve as Chair of the Compensation Committee of the Board, replacing Richard Kender, who served as interim Chair of the Compensation Committee since July 18, 2019, and who will, along with Janice Bourque, remain a member of the Compensation Committee.

There are no arrangements or understandings between Dr. Jordan and any other person pursuant to which Dr. Jordan was elected as a director.  Dr. Jordan does not have any family relationships with any of the Company’s directors or executive officers, and she does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Jordan will receive (i) annual cash compensation of $40,000 for her service as a director and (ii) annual cash compensation of $13,000 for her service as Chair of the Compensation Committee.

Additionally, Dr. Jordan is also eligible for an equity award of 23,798 ordinary shares, nominal value £0.01 per share, of the Company (the “Initial Grant”), which will be granted at a future meeting of the Board.  The Initial Grant will vest in equal monthly installments over three years from the date of grant, subject to continued service as a director through the applicable vesting dates. The Initial Grant is subject to full accelerated vesting upon the sale of Company.  The Company will also reimburse reasonable out-of-pocket expenses incurred by Dr. Jordan for her attendance at meetings of the Board or any committee thereof.

In connection with her appointment to the Board, Dr. Jordan has entered into the Company’s standard form of deed of indemnity, a copy of which was filed as Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-231076) filed with the Securities and Exchange Commission on May 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2019	BICYCLE THERAPEUTICS PLC

	By:	/s/ Lee Kalowski

	Name:	Lee Kalowski
	Title:	Chief Financial Officer